Exhibit 10.19(g)

AMENDMENT NO. 5 TO EXCLUSIVE LICENSE AGREEMENT

THIS Amendment No.5 to Exclusive License Agreement (“Amendment 5”) is made and entered into this 12th day of October, 2016 (“Effective Date of Amendment 5”), by and between the Mayo Foundation for Medical Education and Research (“Mayo”) having its principal place of business at 200 First Street SW, Rochester, MN 55905, and Unity Biotechnology, Inc., a Delaware corporation, having a place of business at 3280 Bayshore Blvd, Brisbane CA 94005 (“Company”), for purposes of confirming the parties’ intent and agreement as set forth herein.

BACKGROUND

WHEREAS, Mayo and Cenexys, Inc. are parties to that certain Exclusive License Agreement, with an effective date of the 28th day of June, 2013 (“Agreement”), along with the first, second, third and fourth Amendments to the Agreement.

WHEREAS, Company is the successor in interest to Cenexys, Inc.

WHEREAS, Mayo and Company have entered into a new exclusive license agreement of even date herewith (the “New License Agreement”), and in connection with the entry into such New License Agreement, Mayo and Company wish to amend the Agreement as set forth in this Amendment No. 5, and, accordingly, Mayo and Company agree as follows:

AMENDED TERMS

1.	The following new definition is added as Section 1.29:

“New License Agreement” shall mean that certain Exclusive License Agreement entered into by Mayo and Company as of October 12th, 2016.

2.	The following new sentence is added to the end of Section 3.2: “Notwithstanding the foregoing, annual minimum royalty payments made under the New License Agreement shall be fully creditable against annual minimum royalty payments due under this Section 3.2 and vice versa.”

3.	The following new Subsection (c) is added after Subsection 3.3(b) and the prior Subsection 3.3(c) is hereinafter re-labeled as new Subsection 3.3(d) and the prior Subsection 3.3(d) is hereinafter re-labeled as new Subsection new Subsection 3.3(e):

(c) Notwithstanding anything to the contrary in this Section 3.3, in the event that the achievement of a development milestone event set forth in Section 3.3(a) would trigger a development milestone payment under both this Section 3.3 and Section 3.3 of the New License Agreement, then Company shall only be obligated to pay a single development milestone payment with respect to the achievement of such development milestone event, which payment shall be the higher of the applicable development milestone payment in this Agreement and the applicable development milestone payment in the New

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License Agreement for such development milestone event. For purposes of clarity, it is understood that payment of a development milestone payment with respect to such development milestone event under the New License Agreement shall satisfy in full Licensee’s payment obligations under this Section 3.3 with respect to such development milestone event so long as such development milestone payment actually paid to Mayo exceeds (or equals) the development milestone payment that would have been due to Mayo under this Agreement. Notwithstanding the foregoing, at such time as development milestones 1, 2 and 3 in Section 3.3 of the New License Agreement have been paid with respect to two products (as defined in Section 3.3 of the New License Agreement), then no further payments will be owed with respect to Licensed Products achieving development milestones 1, 2 and 3 under this Section 3.3. Similarly, at such time as milestone 4 of the New License Agreement has been paid six times, then no further payment will be owed with respect to Licensed Products achieving development milestone 4 under this Section 3.3.

4.	The last paragraph of Section 3.4 which reads:

The foregoing sales milestones shall be payable once for each of the first two products (Licensed Products or Buck Licensed Products) to achieve the applicable sales thresholds. For clarity, Company’s total payment obligations under this Section 3.4 shall in no event exceed [***] U.S. Dollars ($[***]). Company agrees to promptly notify Mayo in writing of the occurrence of each of the foregoing milestones and the payment for such milestone shall be included with the royalty payment due for the calendar quarter in which such sales milestone was achieved.

is hereby relabeled as Subsection 3.4(e) and amended to read as follows:

(e) Certain Additional Terms.

(i)	The foregoing sales milestones shall be payable once for each of the first two products (Licensed Products or Buck Licensed Products) to achieve the applicable sales thresholds. For clarity, Company’s total payment obligations under this Section 3.4 shall in no event exceed [***] U.S. Dollars ($[***]). Company agrees to promptly notify Mayo in writing of the occurrence of each of the foregoing milestones and the payment for such milestone shall be included with the royalty payment due for the calendar quarter in which such sales milestone was achieved.

(ii)	Notwithstanding anything to the contrary in this Section 3.4, in the event that the achievement of a sales milestone event set forth in this Section 3.4 would trigger a sales milestone payment under both this Section 3.4 and Section 3.4 of the New License Agreement, then Company shall only be obligated to pay a single sales milestone payment with respect to the achievement of such sales milestone event, which payment shall be the higher of the applicable sales milestone payment in this Agreement and the applicable sales milestone payment in the New License Agreement for such sales milestone event. For purposes of clarity, it is understood that payment of a sales milestone payment with respect to such sales milestone event under the New License Agreement shall satisfy in full Licensee’s payment obligations under this Section 3.4 with respect to such sales milestone event so long as such sales milestone payment actually paid to Mayo exceeds (or equals) the sales milestone payment that would have been due to Mayo under this Agreement. Notwithstanding the foregoing, at such time the

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sales milestones described in Section 3.4 of the New License Agreement have been paid with respect to the first two products (as defined in Section 3.4 of the New License Agreement) achieving the applicable sales thresholds, then no further payments will be owed under Section 3.4 of this Agreement with respect to subsequent Licensed Products achieving the applicable sales thresholds.”

5.	Section 3.6(b) which reads:

(b) Single Royalty; Non-Royalty Sales. In the event that a Licensed Product or Buck Licensed Product would be subject to two or more of the royalty provisions in Sections 3.5 above (e.g., in the event a Licensed Product or Buck Licensed Product is covered by multiple Valid Claims, some of which are composition of matter claims and some of which are not), only a single royalty shall be paid to Mayo with respect to such Licensed Product or Buck Licensed Product, that royalty being the highest of the royalties applicable to such Licensed Product or Buck Licensed Product. It is understood that royalties under Section 3.5(c) shall only be payable with respect to Licensed Products or Buck Licensed Products whose sale would infringe a Valid Claim of the Licensed Patents or Buck Licensed Patents covering the composition of matter of such Licensed Product or Buck Licensed Product in the country for which such Licensed Product or Buck Licensed Product is sold. In no event shall more than one royalty be due hereunder with respect to any Licensed Product (or Buck Licensed Product) unit; nor shall a royalty be payable under this Article 3 with respect to sales of Licensed Products or Buck Licensed Products at cost for use in research and/or development, in clinical trials or as samples.

is hereby amended to read as follows;

(b) Single Royalty; Non-Royalty Sales.

(i)	In the event that a Licensed Product or Buck Licensed Product would be subject to two or more of the royalty provisions in Sections 3.5 above (e.g., in the event a Licensed Product or Buck Licensed Product is covered by multiple Valid Claims, some of which are composition of matter claims and some of which are not), only a single royalty shall be paid to Mayo with respect to such Licensed Product or Buck Licensed Product, that royalty being the highest of the royalties applicable to such Licensed Product or Buck Licensed Product.

(ii)	In the event that the sale of a particular Licensed Product that is subject to a running royalty obligation under Section 3.5 above is also subject to a running royalty under Section 3.5 of the New License Agreement, Company shall only be obligated to pay a single royalty with respect to the sale of such Licensed Product, which royalty shall be the higher of the applicable royalty in this Agreement and the applicable royalty in the New License Agreement for such particular Licensed Product. For purposes of clarity, it is understood that payment of a royalty with respect to the sale of a particular Licensed Product under the New License Agreement shall satisfy in full Licensee’s royalty

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obligations under Section 3.5 with respect to such Licensed Product so long as such royalty actually paid to Mayo exceeds (or equals) the royalty that would have been due to Mayo under this Agreement.

(iii)	It is understood that royalties under Section 3.5(c) shall only be payable with respect to Licensed Products or Buck Licensed Products whose sale would infringe a Valid Claim of the Licensed Patents or Buck Licensed Patents covering the composition of matter of such Licensed Product or Buck Licensed Product in the country for which such Licensed Product or Buck Licensed Product is sold. In no event shall more than one royalty be due hereunder with respect to any Licensed Product (or Buck Licensed Product) unit; nor shall a royalty be payable under this Article 3 with respect to sales of Licensed Products or Buck Licensed Products at cost for use in research and/or development, in clinical trials or as samples.

6.	The following new Subsection (ii) is added after Subsection 3.7(b)(i) and the prior Subsection 3.7(b)(ii) is hereinafter re-labeled as new Subsection 3.6(b)(iii):

(ii)    in the event (A) Company grants a sublicense under the rights licensed to it pursuant to this Agreement as well as under the rights licensed to it pursuant to the New License Agreement, and (B) Net Sublicensing Income received under this Agreement is subject to a payment obligation under this Section 3.7 as well as Section 3.7 of the New License Agreement, Company shall only be subject to a single payment obligation with respect to such Net Sublicensing Income, which payment obligation shall be the higher of the payment obligation applicable to such Sublicense Revenue under this Section 3.7 and under Section 3.7 of New License Agreement. For purposes of clarity, it is understood that any amounts paid by Company to Mayo with respect to any given Net Sublicensing Income under the New License Agreement shall satisfy in full Company’s payment obligations under this Section 3.7 with respect to such Net Sublicensing Income so long as the amount actually paid to Mayo exceeds (or equals) the amount that would have been due to Mayo under this Section 3.7; and

All other terms of the Agreement and the first Amendment shall remain in full force and effect for the term of the Agreement and as set forth in the Agreement.

IN WITNESS WHEREOF, Mayo and Company hereby enter into this Amendment [No. 3], effective as of the date first set forth above.

Unity Biotechnology, Inc.	Mayo Foundation for Medical Education and Research

By:	/s/ Nathaniel David	By:	/s/ Daniel D. Estes

Printed Name: Nathaniel David	Printed Name: Daniel D. Estes

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